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                                                                           e(2)c

                                 AMENDMENT NO. 2
                                       TO
                           FIRST AMENDED AND RESTATED

                          MASTER DISTRIBUTION AGREEMENT

                                (CLASS B SHARES)

        The First Amended and Restated Master Distribution Agreement (the "Agreement"), dated December 31, 2000, by and between AIM Investment Funds, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

        Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                              AIM INVESTMENT FUNDS


CLASS B SHARES
--------------

AIM Developing Markets Fund
AIM Global Biotech Fund
AIM Global Financial Services Fund
AIM Global Health Care Fund
AIM Global Infrastructure Fund
AIM Global Energy Fund
AIM Global Telecommunications and Technology Fund
AIM Strategic Income Fund"

        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  December 28, 2001

                                           AIM INVESTMENT FUNDS


Attest:   /s/ P. MICHELLE GRACE            By: /s/ ROBERT H. GRAHAM
         ----------------------------         ----------------------------------
          Assistant Secretary                  Robert H. Graham
                                               President

                                           A I M DISTRIBUTORS, INC.


Attest:   /s/ P. MICHELLE GRACE            By: /s/ MICHAEL J. CEMO
         ----------------------------         ----------------------------------
          Assistant Secretary                  Michael J. Cemo
                                               President